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                              EXHIBIT 23

                     INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the registration statement (No. 33-90026) on Form S-8 of Mercer International Inc. of our report dated March 15, 2000, relating to the balance sheets of Mercer International Inc. as of December 31, 1999 and 1998, and the related statements of operations, comprehensive income, changes in shareholders' equity and cash flows for the years ended December 31, 1999, 1998 and 1997, which report appears in the Annual Report of Form 10-K for the year ended December 31, 1999, of Mercer International Inc.

                                              /s/ PETERSON SULLIVAN P.L.L.C.

March 27, 2000
Seattle, Washington